Gab AI, Inc. is currently in the **Test the Waters Phase** for **Title IV** investments.

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gab

Gab AI, Inc.

A Free Speech Social Network

Large OPO · Philadelphia, PA · Social Media
Accepting International Investment

A Social Network That Defends Free Speech



"Censorship reflects a society's lack of confidence in itself."
- Potter Stewart

Gab is building a revolutionary ad-free social network created for people who believe in free speech, individual liberty and the free flow of information online.

Given the current state of the digital landscape, there is only an **illusion of choice** when it comes to what technology products and services may be used to **communicate**, **network**, **find information** and **discover news online**.

But the general public is gradually coming to see that their internet experience is **increasingly being shaped and influenced by a handful of companies** with their own special interests and agendas at stake.

At Gab, we believe in the **power of people** and the **strength of community**. Our goal is to keep the social web grounded in the **freedom of expression, information and speech**.

Reserve shares in Gab to join and support a growing global community of people committed to free speech unencumbered by special interests or the old guard of Silicon Valley. In order to be true to its mission and maintain its exclusive place as the free speech social network, **Gab must be owned, powered and funded by you - The People**.

- Gab Co-Founder & CEO Andrew Torba

GAB.AI
Speak Freely Online

Our mission is to provide everyone with a social networking platform that champions free speech, individual liberty, and the free flow of information online.

Our Vision And Our Regulation A+ Security Token Offering (STO)

Gab started with a simple mission: provide a platform for everyone that defends free and legal speech online. We soon learned that **gatekeepers** could prevent anyone from building and distributing an application, stifling innovation and market opportunity. After realizing this empirically when Gab was rejected from Apple's App Store for "objectionable content," removed from Google's Play Store for "hate speech," and threatened by our domain registrar for the same reasons: **we knew that we had become a threat to the establishment social networks and that we had to keep building.**

With this in mind, we've determined that **a Regulation A+ STO (Security Token Offering) is the crowdfunding approach that aligns most directly with Gab's market offering and vision.** The STO is the regulatory compliant future of tokenized securities and is born out of the ashes of unregulated ICOS, or initial coin offerings, which have come under intense scrutiny from regulatory agencies. **To be clear: Gab Tokens will represent tokenized equity in Gab AI Inc and are not a "utility token" of any nature.** We believe that, like many of our users, investors in Gab will be supportive of a crowdfunding campaign that champions a truly democratic approach to raising capital. The crypto community inherently understands the importance of defending a free and open exchange of ideas on the web. Our aim is to empower everyone, not simply VCs or the 1%, to participate in our STO. Unlike many ICOs, Gab has an existing product, customers, brand, and track record of success. We are seeking partners who share our longterm vision for the future and want to help us build a social networking platform that defends the freedom we love for generations to come.

The primary objective of this STO fundraising campaign is to continue building out our alternative social network that defends free speech, individual liberty, and the free flow of information online.

Read our Offering Circular Here

The Only Social Media Platform Where All Are Welcome to Speak Freely


Home
TV
Popular
Chat
Compose
Introduce Yourself
CNN Blackmail
G20 Summit
Angela Merkel
International News
Gab français
Gab Marketplace
Gaming
BritFam
CATEGORIES
News
Politics
Technology
SEND
Sort by: date / score
Paul Nehlen
Hey everyone - I'm running against Paul Ryan in Wisconsin's 1st congressional district primary in 2018. My campaign website is https://electNehlen.com
Homepage
Hermann von Hessen
Hi guys!
Alexander
LordGekko
Shelly J
AJ Monte
Lynda Anne Heath
James Kenny
Kathy Birthisel

Gab stands for **bringing people together of all races, religions, and creeds** who share in the common ideals of Western values around **individual liberty** and the **free exchange of ideas**.

Here at Gab, **we put people first**, providing them with the tools they need to create and shape their own online experience. Gab was launched to **appeal to consumers unhappy with censorship**. Like other social media platforms, Gab allows users to upload and stream their own videos - but then distinguishes itself by **not censoring content based on viewpoint**. Gab will compete against pre-existing platforms such as YouTube, Twitter, Facebook others by appealing to digital consumers who oppose political and/or ideological censorship.

TV

Engaging Live-Stream Broadcasts & Video Content



Live Topics

Crowdsourced Information & Feedback on Current News/Events



Chat Rooms

Private Group Chats



Free, Legal Speech

From its inception, Gab has been committed to appealing to people of all races, backgrounds and political persuasions who support the free flow of information. As Co-Founder & CEO Andrew Torba said upon its launch, **"Gab is not FOR any particular group of people, political leaning, race, beliefs, or anything. Anybody is welcome to express themselves on Gab."**

Of course **Gab does not advocate hate speech**. In fact, Gab terms state that it "treats all people with **respect and dignity**, regardless of their background, origins and point of view."

But while Gab prohibits rhetoric that advocates violence or illegal activity and allows users to block hateful speech, **Gab does not forbid any speech based solely on viewpoint**.

Gab's Simple & Straightforward Terms of Use

NO 'DOXING' OR SHARING OF PRIVATE INFORMATION

NO THREATS OF VIOLENCE OR PROMOTION OF TERRORISM

NO SPAMMING

NO ILLEGAL PORNOGRAPHY

How Gab Disrupts the Market & Industry

Google's exclusion of Gab from the Google Play store in April 2017 was arbitrary, anti-competitive, and in clear violation of federal antitrust laws.

This analysis was made under the **narrowest and most conservative interpretation of the Sherman Act**, rather than under any broad view of the market power created by network effects or by making free speech an intrinsic good. Nonetheless, it's **impossible not to consider the larger issues of internet censorship**.

Gab has been directly impacted by the digital gatekeepers of the centralized internet as we know it, and we take this to be a dangerous attack on free speech across the board. **Those who support free speech on social media should support Gab as a revolutionary new means of communication and connection protected from censorship, and/or intimidation**.

While Gab's fight against Big Tech's control on speech may not immediately topple the giants, **it is a critical first step in showing that these companies cannot arbitrarily use their market power to stamp out pro-free speech competitors.**

As mainstream social networks continue to censor certain views and crack down on what they choose to be 'objectionable content,' **consumers' hunger for alternative platforms will only continue to rise.** In addition, the trend of 'cutting the cord' will also continue as the popularity of streaming content over the internet increases.

Gab is well-positioned to outlive, outlast and benefit from this fragmentation of the mainstream social networking ecosystem into smaller niche communities with shared values and ideals.

Ad-Blocking is Booming

Ad-blocker usage grew 30% in 2016 according to PageFair.

- Since the start of 2017, **more than 615 million devices** have been blocking ads worldwide.
- **62%** of these devices were mobile devices - **308 million**.
- Desktop ad-blocker usage has grown **17%** yearly and is currently being used on over **236 million devices**.

Recognizing this threat, Facebook and other similar social media giants **began fighting back by blocking ad-blockers.** This has led to a clash between ad-blocking companies and social media giants that's only served to **further consumer awareness of ad-blocking tools and technologies**.


Desktop Browsers
Mobile Browsers
Traffic
21m
30m
54m
145m
275m
216m
Jan 2010
Jan 2011
Jan 2012
Jan 2013
Jan 2014
Jan 2015
Jan 2016
data source: pagefair

Dear Investors,

The Internet was an amazing innovation. It was the world's first 'decentralized' communication system. In a simpler time, the Internet's ad-hoc was designed to combat censorship. It was designed to withstand the forces of onerous governments and corporations. But as the Internet matured, the limits of its initial design are becoming obvious. What was once considered decentralized, is no longer decentralized enough. ***The free and open Internet has become increasingly controlled and closed.*** *The freedom brought to us by the Internet, and the economic expansion it offers, is under threat.*

Neutrality was the primary driver of the Internet's early success. With neutral access, came open competition. Through this competition, users and businesses were

Neutrality was the primary driver of the Internet's early success. With neutral access, came open competition. Through this competition, users and businesses were enriched at expense to incumbent powers. But yesterday's maverick enterprises are today's incumbent Goliaths. Much like the incumbents of our past, these institutions are starving newcomers.

Thankfully, there are promising new solutions. With these solutions have come promising new regulatory opportunities. Market forces are changing and the time is right to begin work on a new foundation. What follows is a chance to participate in the ***development of a bold new platform.***

Gab was founded on the basis of pushing the limits to what an alternative social network can achieve. *Gab's success has been achieved by pushing these limits.*

Gab's team has a track record of success. Unlike most teams, our competency is earned and real. To provide the features we need, and to ensure equal access by similar service providers. Open standards are what allowed the first generation of Internet apps to grow to the size they are today. Open standards will empower the next generation of services to displace incumbents. We seek to share our growth, with investors, and others in the modern Internet community.

So why is now the time to build this alternative social networking platform? The JOBS Act. Traditional venture capitalists are the usual path to fund large engineering challenges. But the risks of free speech are incompatible with the Venture Capitalists that brought us here. With the JOBS Act, there's now an alternative path. Our solution is to embrace the support of the US government, via the path set forth by the JOBS Act. Our goal is to offer one of the first fully compliant Regulation A+ STO's with American funding laws. Our pursuit is noble, and in the tradition of American Free speech standards. By legally soliciting investors, we offer accountability alongside an embrace of American ideals.

Now is the time to renovate the Internet. To fulfill its noble promise. To maintain a system by which everyone can pursue humanity's most virtuous goal: the right to speak freely.

Andrew Torba
CEO, Gab


Gab Launches!
Gab launches in private beta on August 15, 2016.
Gab Grows Exponentially!
After a wave of press and censorship from other social media networks, Gab explodes in growth and surpasses 100,000 users.
Gab Opens to All!
Gab exits beta testing and opens publicly to the world on May 8, 2017.
Gab's Growth Continues!
Following another wave of censorship from mainstream social networks, Gab explodes in growth and reaches nearly 200,000 users.
start engine
Gab Launches on StartEngine!
Gab launches test the waters campaign on Start Engine!
August 2016
December 2016
May 2017
June 2017
November 2017
October 2016
February 2017
May 2017
August 2017

Gab's First Crowdfunding Campaign!

Gab starts accepting donations from community members, crowdfunding over $130,000 in capital.

GabTV Goes Live!

Gab's live-streaming product GabTV launches.

Gab Launches on Android OS!

Gab becomes available as an Android app on the Google Play Store.

Gab Raises $1.07M on StartEngine

Through a Regulation CF offering, Gab becomes the 7th company to break the million dollar mark on StartEngine.

In the Press

SHOW MORE

Meet Our Team



Andrew Torba

Co-Founder & CEO

Andrew Torba is the CEO and Co-Founder of Gab. Prior to Gab he co-founded and was the CEO of Y Combinator-backed Automate Ads, an ad-tech company which sold to Adhawk after Andrew's departure. Andrew believes in defending free speech and individual liberty for all voices online.

Updates

Gab.com Cited By Google As A Threat To Their Censorship Plans

about 2 months ago

Hello Everyone,

Yesterday Breitbart published a leaked internal Google briefing about the shift Silicon Valley is making towards more censorship online. This followed leaks earlier in the day from The Intercept, which show how Google is contradicting themselves in regards to the censored search engine they are building for the Chinese government. You can read the briefing that Breitbart published here: Google: "The Good Censor".

On page 53 of this internal Google briefing, Gab.com is cited as a "challenger app" and notes how users are moving to Gab in response to the censorship of Silicon Valley. Google argues for a "European" approach to speech standards on the internet, favoring "civility" over freedom

censorship of Silicon Valley. Google argues for a "European" approach to speech standards on the internet, favoring "civility" over freedom.



Users, Migration
Users are migrating to other platforms
Unhappy with the level of censorship on certain platforms, users are emigrating to ones with more – or less – restrictive rules. Twitter, which has failed to satisfy either side of the argument fully, has been particularly susceptible to this emigration.
Victims of trolling or those unhappy with toxic atmospheres are leaving Twitter, often for Facebook, which is seen as a more protected and controllable space.
Meanwhile, as Twitter tries to counteract this by taking on a more curatorial and moderatorial role, communities that disagree with these changes are moving to less restrictive platforms.
Google
BREITBART NEWS
EXCLUSIVE
gab.ai
#SPEAKFREELY
E.g.,
CONTROVERSIAL TWEETERS ARE USING CHALLENGER APP GAB
Twitter once declared itself the "free speech wing of the free speech party", but growing criticism of its failure to address hate speech means it has pushed controversial figures out. Some of those who are now unwelcome, such as far-right group Britain First, are signing up to challenger site, Gab.
// Insights Lab

Silicon Valley has shown their true colors, which is why they recognize Gab.com as a threat to their control and dominance over the internet. They are rejecting the cherished internet ideals of liberty and free expression in exchange for censorship and partnerships with the Chinese government.

This is why Gab is winning and will continue to win. We are adding tens of thousands of new users every week, and our funding round is being completely powered by you, The People. **In about 20 days we have raised $670,000 and will quickly meet our goal of $1.07m.** We are hiring more engineers to speed up product development, make the site more user friendly, and build out our own infrastructure to escape the chains of Silicon Valley.

If you're interested in investing and becoming a shareholder you can learn more here and invest as little as $252.

PS: developers please check out our new API.

Thanks and remember to speak freely!

Gab.com Raises $630,000 In Under 3 Weeks

about 2 months ago

Hello Everyone,

We are so excited and humbled to have raised over $630,000 in under 3 weeks! We are on pace to reach our funding round goal of $1.07m very quickly and we can't wait to keep building the home of free speech online together. If you'd like to invest you can do so directly here: https://www.startengine.com/freespeech

We have some great news to share:

-We have secured a new payment processor and will be integrating it this week. As you may have heard, we were no-platformed by our former provider Stripe.

-After over a year of private testing, we have launched our API to developers around the world who can start building apps and integrations for Gab.

-We are now actively hiring engineers to help us speed up our development.

-We recently passed 700,000 total users and are adding thousands of new users every week.

-We've added some awesome new Gab.com merchandise to our Shop.

Thanks for your continued support!

Remember to invest directly here: https://www.startengine.com/freespeech

Gab.com Raises $355,000 in ~36 hours

3 months ago

Hello Everyone,

We just passed $355,000 raised in about 36 hours in our Regulation Crowdfunding Campaign. If you are thinking about investing or know someone who might be interested, we suggest you do so quickly. We expect to hit our $1.07m goal very fast at this pace. Thank you for your continued support, we are excited to keep building the home of free speech online together.

PS- check out this article on Breitbart about our recent growth and vision.

Andrew Torba

CEO, Gab.com

Gab.com Raises $250,000+ In Under 24 Hours

3 months ago

Hello Everyone

Hello everyone,

We have hit 1/4th of our funding goal in under 24 hours, passing $250,000 raised this afternoon! If you are thinking about investing or know someone who might be interested, we suggest you do so quickly. We expect to hit our $1.07m goal very fast. Thank you for your continued support, we are excited to keep building the home of free speech online together.

Andrew Torba
CEO, Gab.com

Gab.com Raises $172,000 in 8 hours

3 months ago

Hello everyone,

We are humbled and thrilled to have raised over $172,000 in the first 8 hours live with our Regulation Crowdfunding campaign. This offering is a Reg CF campaign under the JOBS Act, meaning we can raise a maximum of $1.07m from you, The People. This is an exciting opportunity to join us as shareholders on our journey and mission to defend free expression online for everyone. We expect this round to fill up very quickly, so if you're thinking about investing we'd encourage you to do so soon.

The 10% Bonus for StartEngine Shareholders

Gab AI Inc will offer 10% additional bonus shares for all investments that are committed by StartEngine Crowdfunding Inc. shareholders (with ≥ $1,000 invested in the StartEngine Reg A+ campaign) within 24 hours of this offering going live.

StartEngine shareholders who have invested $1,000+ in the StartEngine Reg A+ campaign will receive a 10% bonus on this offering within a 24-hour window of their campaign launch date. This means you will receive a bonus for any shares you purchase. For example, if you buy 100 shares of Class B Non-Voting Common Stock at $4 / share, you will receive 10 Class B Non-Voting Common Stock bonus shares, meaning you'll own 110 shares for $400. Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

This 10% Bonus is only valid for one year from the time StartEngine Crowdfunding Inc. investors receive their countersigned StartEngine Crowdfunding Inc. subscription agreement.

Thank you all!

Andrew Torba
CEO, Gab.com

Gab.com and Campaign Update

3 months ago

Hello everyone,

We have some incredible news to share with you.

First of all: we have launched our new domain name, Gab.com!

You can read more about our vision for the Home of Free Speech Online here.

Secondly,

We have received another round of comments from the SEC on our Reg A+ Security Token Offering. This was the shortest list of comments and questions thus far, and we are confident that we are close to the finish line. In the meantime, because it has been 12 months since our last Reg CF campaign, we can launch another Reg CF Offering while we wait for the SEC to finish reviewing the Reg A+ campaign. This offering is now live and you can invest immediately here.

We've recently seen some incredible growth, adding an average of 100,000 new users each month and becoming one of the top 10,000 websites in the world according to Alexa.com. Thank you for your continued support, we are excited to have you join us on our mission to defend free expression and individual liberty for all people.

CLICK HERE TO INVEST IN THE REG CF CAMPAIGN AND LEARN MORE

Gab Update

5 months ago

Hello Everyone,

I wanted to send you a quick note with an update on our progress with the Security Token Offering. Since late January we have gone through two rounds of comments with the SEC. This last round took ~60 days for them to get back to us and last week we submitted our second round of responses to their questions and comments. You can view the latest amendment filing to our Offering Circular here.

The path we are taking is revolutionary and unique, indeed to our knowledge it has never been done before in finance. Our vision and goal is to continue putting people first by allowing our users to invest directly in Gab and join us on our journey to defend free expression and provide a viable alternative to the Silicon Valley Big Social giants. With this latest submission to the SEC we take one more step towards that goal.

We've been very busy working hard on the Gab product to make it more user friendly, give more control to users, and make a product that people love. If a user who joined Gab six months ago and never returned signed into Gab today it would look like an entirely new website. We are moving fast and intend to keep building and improving with help from our community.

Silicon Valley continues to double down on censorship and "fake news," and is rapidly ramping up their censorship efforts in preparation for the 2018 midterm elections and the 2020 Presidential election. We are proud to be building a product and community that puts people, free expression, and individual liberty first in an era of authoritarian and draconian censorship online.

Thank you for your continued support and stay tuned for more news on our Security Token Offering as soon as we hear back from the SEC.

Andrew Torba
CEO, Gab AI Inc

An Update From Gab

9 months ago

Hello everyone,

We are happy to announce that Gab 2.0 is now live! We've redesigned the entire experience from the ground up and included a new dark mode for nighttime browsing. In light of the Youtube Purge of popular content creators along with Twitter's increased censorship efforts, Gab has had our best week ever in terms of new signups, traffic, new customers, and purchases from our shop. We've also released a big update to our Android app, which you can download here.



Jon Joe @WorldVoices
THANK YOU! For The Follow!
10 GAB FROGS FOR YOU

We are still waiting to hear back from the SEC in regards to the STO, but expect to get some feedback in the next two weeks or so. We are very proud to have had the foresight to do our ICO the legal and regulated way, being one of the first companies in the world to do so. Just this past week news broke that the SEC was investigating a number of unregulated ICOs and unregulated exchanges. Thank you for supporting us in this historical campaign which to date has over $5.1 million dollars reserved out of our total goal of $10m for this round. There is still time to place a reservation to become a Gab shareholder before the STO goes live, if you haven't done so yet you can visit our StartEngine campaign page and place your reservation here.

Thank you for your continued support, we would not be here without you. Remember to speak freely! 🐸

?

start engine | What's New | Discover Investments | Edit My Campaign | Launch an ICO NEW | Jason K.

Gab AI, Inc. is currently in the **Test the Waters Phase** for **Title IV** investments.

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$5,701,905.64
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Gab AI, Inc.

A Free Speech Social Network

Large OPO · Philadelphia, PA · Social Media
Accepting International Investment

Overview | Team | Updates | Share

We're back! Join the 1,001 investors who helped us raise over $1M on StartEngine last year.

The Home Of Free Speech Online



Gab seeks to free humanity from the chains of Silicon Valley's **data silo, psychological manipulation, censorship, and ideological echo chambers**.

Over two years ago Gab launched into private beta as a people first social network that defended free speech online for everyone. Let's make one thing clear: **our mission is and always has been to defend free expression and individual liberty for all people.** We wish to conserve these values on the internet for generations to come and foster a culture and community that cherishes freedom.

We refuse to be defined by the dishonest media, by sophist political activists, or anyone else who thinks they can paint Gab as something other than **a neutral platform for the free exchange and flow of ideas.**

For two years, we have leveraged untraditional memetic marketing techniques to test the limits of free speech and emphasize the importance of it. The goal of this was not to support any one political idea or agenda, but rather to be the contrarian jolt to tech, the media, and our culture in order to **challenge millions of people to think deeply about these issues.**

We want to inspire a generation of builders **to take on the oligarchs of Silicon Valley, make irrelevant the establishment media elite, and keep the internet free and open for generations to come.**

Purchase shares in Gab to join and support a growing global community of people committed to free speech unencumbered by special interests or the old guard of Silicon Valley. In order to be true to its mission and maintain its exclusive place as the free speech social network, **Gab must be owned, powered and funded by you - The People**.

- Gab Co-Founder & CEO Andrew Torba

Our mission is to provide everyone with a social networking platform that champions free speech,

individual liberty, and the free flow of information online.

Our Vision

Gab started with a simple mission: provide a platform for everyone that defends free and legal speech online. We soon learned that **gatekeepers** could prevent anyone from building and distributing an application, stifling innovation and market opportunity. After realizing this empirically when Gab was rejected from Apple's App Store for "objectionable content," removed from Google's Play Store for "hate speech," forced off our hosting provider Microsoft Azure, and threatened by our domain registrar for the same reasons: **we knew that we had become a threat to the establishment social networks and that we had to keep building.**

Gab is an ad-free social network dedicated to preserving individual liberty, the freedom of speech, and the free flow of information on the internet. We believe a free and open internet is essential to the future of a free world. Freedom is creative. It produces. It generates. From freedom flows truth, beauty, wisdom, and growth.

We believe censorship and closed systems are ultimately about two things: destruction and control. Censorship does not create value, it annihilates it. It corrals human thought into the direction of its choosing. It attempts to bend the global consciousness to its will. This has always historically been the case. Censorship is nothing new.

The difference is we don't have to stand by and watch it happen. We don't have to watch the free and open internet be manipulated by four to five elites in Silicon Valley.



The internet belongs to We The People. Period.

Together we can preserve something incredible for generations to come. A human achievement so great it challenges the status quo and power of the global elite: the fundamental human right of expression.

We believe there is none more powerful in this world than the storytellers. No amount of money, human resources, or time can stop them or their ideas. The goal of censorship is to silence the storytellers, the truth seekers, the contrarians, the artists, those who question the status quo. We cannot stand by and watch this continue to happen.

This will not be an overnight battle. It will likely be a 5-10 year digital, cultural, and information war. We can and will win. We've built an incredible community of amazing people who share our values and cherish liberty. That is why we will continue to win. Join us and help keep the internet great for generations to come.

You will never silence the storytellers.

The primary objective of this fundraising campaign is to continue building out our alternative social network that defends free speech, individual liberty, and the free flow of information online. Our goal is to expand our core team, make the product faster and more user-friendly, and start building out our own free speech-friendly infrastructure.

The Only Social Media Platform Where All Are Welcome to Speak Freely

Gab stands for **bringing people together of all races, religions, and creeds** who share in the common ideals of Western values around **individual liberty** and the **free exchange of ideas**.

Here at Gab, **we put people first**, providing them with the tools they need to create and shape their own online experience. Gab was launched to **appeal to consumers unhappy with censorship**. Like other social media platforms, Gab allows users to upload and stream their own videos - but then distinguishes itself by **not censoring content based on viewpoint**. Gab will compete against pre-existing platforms such as YouTube, Twitter, Facebook others by appealing to digital consumers who oppose political and/or ideological censorship.


Total Number Of Users
900000
675000
450000
225000
0
August 2016
January 2017
June 2017
Nov 17
April 18
Sept 18


NO ILLEGAL PORNOGRAPHY
NO THREATS OF VIOLENCE
OR PROMOTION OF TERRORISM
NO DOXING
OR SHARING OF PRIVATE INFORMATION
NO SPAMMING

Simple & Straightforward Terms of Use: ***Free and Legal speech***

From its inception, Gab has been committed to appealing to people of all races, backgrounds and political persuasions who support the free flow of information. As Co-Founder & CEO Andrew Torba said upon its launch, "Gab is not FOR any particular group of people, political leaning, race, beliefs, or anything. Anybody is welcome to express themselves on Gab."

Of course Gab does not advocate hate speech. In fact, Gab terms state that it "treats all people with respect and dignity, regardless of their background, origins and point of view."

But while Gab prohibits rhetoric that advocates violence or illegal activity and allows users to block hateful speech, Gab does not forbid any speech based solely on viewpoint.

How Gab Disrupts the Market & Industry

We believe Google's exclusion of Gab from the Google Play store in April 2017 was arbitrary, anti-competitive, and in clear violation of federal antitrust laws.

This analysis was made under our **narrowest and most conservative interpretation of the Sherman Act**, rather than under any broad view of the market power created by network effects or by making free speech an intrinsic good. Nonetheless, it's **impossible not to consider the larger issues of internet censorship**.

Gab has been directly impacted by the digital gatekeepers of the centralized internet as we know it, and we take this to be a dangerous attack on free speech across the board. **We believe those who support free speech on social media should support Gab as a revolutionary new means of communication and connection protected from censorship, and/or intimidation**.

While Gab's fight against Big Tech's control on speech may not immediately topple the giants, **it is a critical first step in showing that these companies cannot arbitrarily use their market power to stamp out pro-free speech competitors.**



As mainstream social networks continue to censor certain views and crack down on what they choose to be 'objectionable content,' **consumers' hunger for alternative platforms will only continue to rise.** In addition, the trend of 'cutting the cord' will also continue as the popularity of streaming content over the internet increases.

In our opinion, Gab is well-positioned to outlive, outlast and benefit from this fragmentation of the mainstream social networking ecosystem into smaller niche communities with shared values and

ideals.

Roughly seven-in-ten Americans think it likely that social media platforms censor political viewpoints

% of U.S. adults who think it is ___ that social media sites intentionally censor political viewpoints they find objectionable



NET Not likely
Not at all likely
Not very likely
Somewhat likely
Very likely
NET Likely
Total 26 8% 19% 37% 35% 72%
Rep/Lean Rep 14 4 9 32 54 85
Dem/Lean Dem 36 9 27 42 20 62

Note: Respondents who did not give an answer are not shown.
Source: Survey conducted May 29 - June 11, 2018.
"Public Attitudes Toward Technology Companies"
Pew Research Center

Majority of Republicans say major technology companies support the views of liberals over conservatives

% of U.S. adults who say major technology companies support the views of...



Liberals over conservatives
Conservatives over liberals
Both equally
Total 43% 11 43
Rep/Lean Rep 64% 6 28
Dem/Lean Dem 28% 16 53
Men over women
Women over men
Both equally
Total 33% 8 58
Men 26% 12 61
Women 39% 4 55

Dear Investors,

The Internet was an amazing innovation. It was the world's first 'decentralized' communication system. In a simpler time, the Internet's ad-hoc was designed to combat censorship. It was designed to withstand the forces of onerous governments and corporations. But as the Internet matured, the limits of its initial design are becoming obvious. We believe what was once considered decentralized, is no longer decentralized enough. ***The free and open Internet has become increasingly controlled and closed.*** *The freedom brought to us by the Internet, and the economic expansion it offers, is under threat.*

We believe neutrality was the primary driver of the Internet's early success. With neutral access, came open competition. Through this competition, users and businesses were enriched at expense to incumbent powers. But yesterday's maverick enterprises are today's incumbent Goliaths. Much like the incumbents of our past, these institutions are starving newcomers.

Thankfully, there are promising new solutions. With these solutions have come promising new regulatory opportunities. Market forces are changing and the time is right to begin work on a new foundation. What follows is a chance to participate in the ***development of a bold new platform.***

Gab was founded on the basis of pushing the limits to what an alternative social network can achieve. *Gab's success has been achieved by pushing these limits.*

Gab's team has a track record of success. Unlike most teams, our competency is earned and real. To provide the features we need, and to ensure equal access by similar service providers. Open standards are what allowed the first generation of Internet apps to grow to the size they are today. Open standards will empower the next generation of services to displace incumbents. We seek to share our growth, with investors, and others in the modern Internet community.

So why is now the time to build this alternative social networking platform? The JOBS Act. Traditional venture capitalists are the usual path to fund large engineering challenges. But the risks of free speech are incompatible with the Venture Capitalists that brought us here. With the JOBS Act, there's now an alternative path. Our solution is to embrace the support of the US government, via the path set forth by the JOBS Act. Our pursuit is noble, and in the tradition of American Free speech standards. By legally soliciting investors, we offer accountability alongside an embrace of American ideals.

Now is the time to renovate the Internet. To fulfill its noble promise. To maintain a system by which everyone can pursue what we believe to be humanity's most virtuous goal: the right to speak freely.

Andrew Torba
CEO, Gab

Gab Raises $1.07M on

August 2016

Gab Launches!

Gab launches in private beta on August 15, 2016.

December 2016

Gab Grows Exponentially!

After a wave of press and censorship from other social media networks, Gab explodes in growth and surpasses 100,000 users.

May 2017

Gab Opens to All!

Gab exits beta testing and opens publicly to the world on May 8, 2017.

June 2017

Gab's Growth Continues!

Following another wave of censorship from mainstream social networks, Gab reaches nearly 200,000 users.

August 2017

StartEngine

Through a Regulation CF offering, Gab becomes the 7th company to break the million dollar mark on StartEngine.

November 2017

Gab passes 300,000 users

Gab passes 300,000 registered users

February 2018

Gab passes 400,000 register users

Gab passes 400,000 register users

August 2018

Gab passes 600,000 users

After a wave of censorship hits Brazil, Gab surges past 600,000 users and becomes a top 900 website in Brazil overnight.

In the Press

npr | The Washington Post | FOX NEWS | NBC NEWS | The New York Times

SHOW MORE

Meet Our Team



Andrew Torba

Co-Founder, Director & CEO

Andrew Torba is the CEO and Co-Founder of Gab. Prior to Gab he co-founded and was the CEO of Y Combinator-backed Automate Ads, an ad-tech company which sold to Adhawk after Andrew's departure. Andrew believes in defending free speech and individual liberty for all voices online.

Updates

Gab.com Cited By Google As A Threat To Their Censorship Plans

2 months ago

Hello Everyone,

Yesterday Breitbart published a leaked internal Google briefing about the shift Silicon Valley is making towards more censorship online. This followed leaks earlier in the day from The Intercept, which show how Google is contradicting themselves in regards to the censored search engine they are building for the Chinese government. You can read the briefing that Breitbart published here: Google: "The Good Censor".

On page 53 of this internal Google briefing, Gab.com is cited as a "challenger app" and notes how users are moving to Gab in response to the censorship of Silicon Valley. Google argues for a "European" approach to speech standards on the internet, favoring "civility" over freedom.



Users, Migration
Users are migrating to other platforms
Unhappy with the level of censorship on certain platforms, users are emigrating to ones with more – or less – restrictive rules. Twitter, which has failed to satisfy either side of the argument fully, has been particularly susceptible to this emigration.
Victims of trolling or those unhappy with toxic atmospheres are leaving Twitter, often for Facebook, which is seen as a more protected and controllable space.
Meanwhile, as Twitter tries to counteract this by taking on a more curatorial and moderatorial role, communities that disagree with these changes are moving to less restrictive platforms.
gab.ai
#SPEAKFREELY
E.g.,
CONTROVERSIAL TWEETERS ARE USING CHALLENGER APP GAB
Twitter once declared itself the "free speech wing of the free speech party", but growing criticism of its failure to address hate speech means it has pushed controversial figures out. Some of those who are now unwelcome, such as far-right group Britain First, are signing up to challenger site, Gab.
// Insights Lab
Google
BREITBART NEWS EXCLUSIVE

Silicon Valley has shown their true colors, which is why they recognize Gab.com as a threat to their control and dominance over the internet. They are rejecting the cherished internet ideals of liberty and free expression in exchange for censorship and partnerships with the Chinese government.

This is why Gab is winning and will continue to win. We are adding tens of thousands of new users every week, and our funding round is being completely powered by you, The People. **In about 20 days we have raised $670,000 and will quickly meet our goal of $1.07m.** We are hiring more engineers to speed up product development, make the site more user friendly, and build out our own infrastructure to escape the chains of Silicon Valley.

If you're interested in investing and becoming a shareholder you can learn more here and invest as little as $252.

PS: developers please check out our new API.

Thanks and remember to speak freely!

Gab.com Raises $630,000 In Under 3 Weeks

2 months ago

Hello Everyone,

We are so excited and humbled to have raised over $630,000 in under 3 weeks! We are on pace to reach our funding round goal of $1.07m very quickly and we can't wait to keep building the home of free speech online together. If you'd like to invest you can do so directly here: https://www.startengine.com/freespeech

We have some great news to share:

-We have secured a new payment processor and will be integrating it this week. As you may have heard, we were no-platformed by our former provider Stripe.

-After over a year of private testing, we have launched our API to developers around the world who can start building apps and integrations for Gab.

-We are now actively hiring engineers to help us speed up our development.

-We recently passed 700,000 total users and are adding thousands of new users every week.

-We've added some awesome new Gab.com merchandise to our Shop.

Thanks for your continued support!

Remember to invest directly here: https://www.startengine.com/freespeech

Gab.com Raises $355,000 in ~36 hours

3 months ago

Hello Everyone,

We just passed $355,000 raised in about 36 hours in our Regulation Crowdfunding Campaign. If you are thinking about investing or know someone who might be interested, we suggest you do so quickly. We expect to hit our $1.07m goal very fast at this pace. Thank you for your

continued support, we are excited to keep building the home of free speech online together.

PS- check out this article on Breitbart about our recent growth and vision.

Andrew Torba

CEO, Gab.com

Gab.com Raises $250,000+ In Under 24 Hours

3 months ago

Hello Everyone,

We have hit 1/4th of our funding goal in under 24 hours, passing $250,000 raised this afternoon! If you are thinking about investing or know someone who might be interested, we suggest you do so quickly. We expect to hit our $1.07m goal very fast. Thank you for your continued support, we are excited to keep building the home of free speech online together.

Andrew Torba
CEO, Gab.com

Gab.com Raises $172,000 in 8 hours

3 months ago

Hello everyone,

We are humbled and thrilled to have raised over $172,000 in the first 8 hours live with our Regulation Crowdfunding campaign. This offering is a Reg CF campaign under the JOBS Act, meaning we can raise a maximum of $1.07m from you, The People. This is an exciting opportunity to join us as shareholders on our journey and mission to defend free expression online for everyone. We expect this round to fill up very quickly, so if you're thinking about investing we'd encourage you to do so soon.

The 10% Bonus for StartEngine Shareholders

Gab AI Inc will offer 10% additional bonus shares for all investments that are committed by StartEngine Crowdfunding Inc. shareholders (with ≥ $1,000 invested in the StartEngine Reg A+ campaign) within 24 hours of this offering going live.

StartEngine shareholders who have invested $1,000+ in the StartEngine Reg A+ campaign will receive a 10% bonus on this offering within a 24-hour window of their campaign launch date. This means you will receive a bonus for any shares you purchase. For example, if you buy 100 shares of Class B Non-Voting Common Stock at $4 / share, you will receive 10 Class B Non-Voting Common Stock bonus shares, meaning you'll own 110 shares for $400. Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

This 10% Bonus is only valid for one year from the time StartEngine Crowdfunding Inc. investors receive their countersigned StartEngine Crowdfunding Inc. subscription agreement.

Thank you all!

Andrew Torba
CEO, Gab.com

Gab.com and Campaign Update

3 months ago

Hello everyone,

We have some incredible news to share with you.

First of all: we have launched our new domain name, Gab.com!

You can read more about our vision for the Home of Free Speech Online here.

Secondly,

We have received another round of comments from the SEC on our Reg A+ Security Token Offering. This was the shortest list of comments and questions thus far, and we are confident that we are close to the finish line. In the meantime, because it has been 12 months since our last Reg CF campaign, we can launch another Reg CF Offering while we wait for the SEC to finish reviewing the Reg A+ campaign. This offering is now live and you can invest immediately here.

We've recently seen some incredible growth, adding an average of 100,000 new users each month and becoming one of the top 10,000 websites in the world according to Alexa.com. Thank you for your continued support, we are excited to have you join us on our mission to defend free expression and individual liberty for all people.

CLICK HERE TO INVEST IN THE REG CF CAMPAIGN AND LEARN MORE

Gab Update

6 months ago

Hello Everyone,

I wanted to send you a quick note with an update on our progress with the Security Token Offering. Since late January we have gone through two rounds of comments with the SEC. This last round took ~60 days for them to get back to us and last week we submitted our second round of responses to their questions and comments. You can view the latest amendment filing to our Offering Circular here.

The path we are taking is revolutionary and unique, indeed to our knowledge it has never been done before in finance. Our vision and goal is to continue putting people first by allowing our users to invest directly in Gab and join us on our journey to defend free expression and provide a viable alternative to the Silicon Valley Big Social giants. With this latest submission to the SEC we take one more step towards that goal.

We've been very busy working hard on the Gab product to make it more user friendly, give more control to users, and make a product that people love. If a user who joined Gab six months ago and never returned signed into Gab today it would look like an entirely new website. We are moving fast and intend to keep building and improving with help from our community.

Silicon Valley continues to double down on censorship and "fake news," and is rapidly ramping up their censorship efforts in preparation for the 2018 midterm elections and the 2020 Presidential election. We are proud to be building a product and community that puts people, free

continued support, we are excited to keep building the home of free speech online together.

PS- check out this article on Breitbart about our recent growth and vision.

Andrew Torba

CEO, Gab.com

Gab.com Raises $250,000+ In Under 24 Hours

3 months ago

Hello Everyone,

We have hit 1/4th of our funding goal in under 24 hours, passing $250,000 raised this afternoon! If you are thinking about investing or know someone who might be interested, we suggest you do so quickly. We expect to hit our $1.07m goal very fast. Thank you for your continued support, we are excited to keep building the home of free speech online together.

Andrew Torba
CEO, Gab.com

Gab.com Raises $172,000 in 8 hours

3 months ago

Hello everyone,

We are humbled and thrilled to have raised over $172,000 in the first 8 hours live with our Regulation Crowdfunding campaign. This offering is a Reg CF campaign under the JOBS Act, meaning we can raise a maximum of $1.07m from you, The People. This is an exciting opportunity to join us as shareholders on our journey and mission to defend free expression online for everyone. We expect this round to fill up very quickly, so if you're thinking about investing we'd encourage you to do so soon.

The 10% Bonus for StartEngine Shareholders

Gab AI Inc will offer 10% additional bonus shares for all investments that are committed by StartEngine Crowdfunding Inc. shareholders (with ≥ $1,000 invested in the StartEngine Reg A+ campaign) within 24 hours of this offering going live.

StartEngine shareholders who have invested $1,000+ in the StartEngine Reg A+ campaign will receive a 10% bonus on this offering within a 24-hour window of their campaign launch date. This means you will receive a bonus for any shares you purchase. For example, if you buy 100 shares of Class B Non-Voting Common Stock at $4 / share, you will receive 10 Class B Non-Voting Common Stock bonus shares, meaning you'll own 110 shares for $400. Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

This 10% Bonus is only valid for one year from the time StartEngine Crowdfunding Inc. investors receive their countersigned StartEngine Crowdfunding Inc. subscription agreement.

Thank you all!

Andrew Torba
CEO, Gab.com

Gab.com and Campaign Update

3 months ago

Hello everyone,

We have some incredible news to share with you.

First of all: we have launched our new domain name, Gab.com!

You can read more about our vision for the Home of Free Speech Online here.

Secondly,

We have received another round of comments from the SEC on our Reg A+ Security Token Offering. This was the shortest list of comments and questions thus far, and we are confident that we are close to the finish line. In the meantime, because it has been 12 months since our last Reg CF campaign, we can launch another Reg CF Offering while we wait for the SEC to finish reviewing the Reg A+ campaign. This offering is now live and you can invest immediately here.

We've recently seen some incredible growth, adding an average of 100,000 new users each month and becoming one of the top 10,000 websites in the world according to Alexa.com. Thank you for your continued support, we are excited to have you join us on our mission to defend free expression and individual liberty for all people.

CLICK HERE TO INVEST IN THE REG CF CAMPAIGN AND LEARN MORE

Gab Update

6 months ago

Hello Everyone,

I wanted to send you a quick note with an update on our progress with the Security Token Offering. Since late January we have gone through two rounds of comments with the SEC. This last round took ~60 days for them to get back to us and last week we submitted our second round of responses to their questions and comments. You can view the latest amendment filing to our Offering Circular here.

The path we are taking is revolutionary and unique, indeed to our knowledge it has never been done before in finance. Our vision and goal is to continue putting people first by allowing our users to invest directly in Gab and join us on our journey to defend free expression and provide a viable alternative to the Silicon Valley Big Social giants. With this latest submission to the SEC we take one more step towards that goal.

We've been very busy working hard on the Gab product to make it more user friendly, give more control to users, and make a product that people love. If a user who joined Gab six months ago and never returned signed into Gab today it would look like an entirely new website. We are moving fast and intend to keep building and improving with help from our community.

Silicon Valley continues to double down on censorship and "fake news," and is rapidly ramping up their censorship efforts in preparation for the 2018 midterm elections and the 2020 Presidential election. We are proud to be building a product and community that puts people, free